UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/23/2006

AMERICREDIT CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  001-10667

TX	752291093
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

801 Cherry Street, Suite 3900, Fort Worth, TX 76102
(Address of principal executive offices, including zip code)

(817)302-7165
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.02.    Termination of a Material Definitive Agreement

On March 23, 2006, AmeriCredit Corp. ("AmeriCredit") delivered notice of its intention to redeem all of its outstanding 9 1/4% Senior Notes due 2009 to HSBC Bank USA, as Trustee and Paying Agent under the governing Indenture, dated June 19, 2002. The redemption date is expected to be May 9, 2006, and the redemption price, expressed as a percentage of the principal amount of the notes, is 104.625% plus accrued interest through the redemption date. The principal amount of the outstanding notes is $154,550,000. Upon its payment of the redemption price plus accrued interest, AmeriCredit's obligations under the notes will have been satisfied, and the Indenture will be terminated.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICREDIT CORP

Date: March 23, 2006	By:	/s/ CHRIS A. CHOATE
CHRIS A. CHOATE
Executive Vice President, Chief Financial Officer and Treasurer